Exhibit 99.1


         Parkway Properties, Inc. Reports 2003 Fourth Quarter Results

    JACKSON, Miss., Feb. 9 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its fourth quarter and twelve months ended December 31, 2003.

    Consolidated Financial Results
     * Net income available to common shareholders for the three months ended December 31, 2003 was $4,717,000 ($.43 per diluted share) compared to $2,197,000 ($.23 per diluted share) for the three months ended December 31, 2002. Net income available to common shareholders for the twelve months ended December 31, 2003 was $29,119,000 ($2.79 per diluted share) compared to $17,458,000 ($1.84 per diluted share) for the twelve months ended December 31, 2002. Gains on the sale of joint venture interests and real estate of $10,661,000 were included in net income available to common shareholders for the twelve months ended December 31, 2003. A net gain on the sale of a joint venture interest and real estate of $501,000, an impairment loss on an office property of $1,594,000 and an impairment loss on land of $205,000 was included in net income available to common shareholders for the twelve months ended December 31, 2002. A $2,619,000 non-cash charge for original issue costs related to the redemption of Series A Preferred Stock was recorded during the twelve months ended December 31, 2003. The Series A Preferred Stock was originally issued in April of 1998.

     * Funds from operations ("FFO") applicable to common shareholders totaled $12,612,000 ($1.08 per diluted share) for the three months ended December 31, 2003 compared to $9,275,000 ($.93 per diluted share) for
       the three months ended December 31, 2002.   FFO totaled $48,857,000
       ($4.38 per diluted share) for the twelve months ended December 31, 2003 compared to $45,243,000 ($4.43 per diluted share) for the twelve months ended December 31, 2002. FFO per diluted share for the three months and twelve months ended December 31, 2002 as originally reported of $1.14 and $4.64 has been revised and reduced to $.93 and $4.43, respectively. Please reference the footnote following the FFO and funds available for distribution ("FAD") table of the press release for further explanation of the decrease.

     * FAD totaled $8,705,000 for the three months ended December 31, 2003 compared to $4,618,000 for the three months ended December 31, 2002. FAD totaled $30,254,000 for the twelve months ended December 31, 2003 compared to $26,614,000 for the twelve months ended December 31, 2002. FAD as originally reported of $7,027,000 and $29,041,000 for the three months and twelve months ending December 31, 2002, respectively, has been revised to $4,618,000 and $26,614,000 for the three months and twelve months ending December 31, 2002, respectively. Please reference the footnote following the FFO and FAD table of the press release for further explanation of the decrease.

    Acquisitions and Sales
     * On November 24, 2003, the Company purchased Carmel Crossing, a 324,000 square foot, three-building office campus located in the 51 Perimeter submarket of Charlotte, North Carolina. Carmel Crossing is 94% leased and was purchased for $41 million plus $1.5 million in closing costs and anticipated capital expenditures and leasing commissions during the first two years of ownership.

     * On January 29, 2004, the Company purchased Maitland 200, a 206,000 foot, four-story office building located in the Maitland Center submarket of Orlando, Florida. Maitland 200 is 95% leased and was purchased for $26.3 million plus $1.4 million in closing costs and anticipated capital expenditures and leasing commissions during the first two years of ownership.

     * The Company has completed its due diligence for the $76.3 million acquisition of the 410,000 square foot, 92% leased Capital City Plaza in the Buckhead sub-market of Atlanta, Georgia. Parkway's request to assume an existing first mortgage in the amount of $43 million is under review by the lender. The proposed acquisition, which is projected for late March 2004, is subject to customary closing conditions, and there can be no assurance that this acquisition will occur.

    Operations and Leasing
     * Parkway's customer retention rate for the three months ending December 31, 2003 was 48.4% compared to 58.8% for the quarter ending September 30, 2003 and 65.5% for the quarter ending December 31, 2002. Customer retention for the twelve months ending December 31, 2003 was 58.1% compared to 71.3% for the twelve months ending December 31, 2002.

     * As of January 1, 2004, occupancy of the office portfolio was 87.9% compared to 91.1% as of October 1, 2003 and 92.3% as of January 1, 2003. Not included in the January 1, 2004 occupancy rate are 38 signed leases totaling 288,000 square feet, which commence during the first through third quarter and raise our percentage leased to 90.7%.

     * As previously announced, Skytel vacated its 156,000 square foot lease at the Skytel Centre in Jackson, Mississippi leaving the building 25% occupied. Subsequent to December 31, 2003, the Company announced the renaming of the building to City Centre, the signing of leases which raise the building occupancy to approximately 92% and the development of a $6.5 million, 500-space parking facility to accommodate building customers. The largest lease was signed with Forman Perry Watkins Krutz & Tardy LLP subsequent to December 31, 2003 for 145,000 square feet, commencing upon completion of the improvements to the space in the third quarter of 2004. Forman Perry will occupy the space through December 31, 2011, subject to certain termination rights beginning July 31, 2008. The firm is consolidating employees from two buildings in Jackson and will vacate approximately 70,000 square feet in One Jackson Place, another Parkway-owned asset. The other large new customers include Entergy Mississippi, Inc. and Ross & Yerger, which leased 19,500 and 14,500 square feet, respectively.

     * As previously reported, Burlington Industries vacated 137,000 square feet at 400 North Belt in Houston, Texas effective December 31, 2003. Subsequent to December 31, 2003, the Company signed two leases for 58,800 square feet within the former Burlington space. One of the leases was with Merchant Metals, Inc., presently a 19,100 square foot Parkway customer at One Commerce Green, who is expanding and relocating into 39,400 square feet, for a net increase of 20,300 square feet.

     * During the quarter ending December 31, 2003, leases were renewed or expanded on 410,000 net rentable square feet at an average rental rate decrease of 11.2% and a cost of $1.68 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 238,000 net rentable square feet at a cost of $3.77 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     * Same store assets produced a decrease in net operating income ("NOI") of $2,108,000 or 2.9% for the twelve months ended December 31, 2003 compared to the same period of the prior year. Same store assets produced a decrease in NOI of $1,550,000 or 8.5% during the quarter compared to the fourth quarter of 2002. Without the impact of straight line rents, the decrease in same store results for the fourth quarter and 2003 would have been 4.3% and 2.0%, respectively. The decrease of the twelve months ended December 31, 2003 compared to the same period of 2002 was primarily attributable to the fourth quarter 2003 write off of the Burlington straight line rent receivable in the amount of $485,000, lower rents and increased utilities and insurance expense. The decrease in same store net operating income for the fourth quarter 2003 was primarily attributable to lower rents and occupancy in addition to the Burlington straight line rent write off.

    Capital Markets and Financing
     * The Company's previously announced cash dividend of $.65 per share for the quarter ended December 31, 2003 represents a payout of approximately 60.1% of FFO per diluted share. The fourth quarter dividend was paid on December 29, 2003 and equates to an annualized dividend of $2.60 per share, a yield of 5.4% on the closing stock price on February 6, 2004 of $47.95.

     * The Company closed a $24,000,000 non-recourse first mortgage secured by three properties in Houston on December 18, 2003. The mortgage, which is interest only for the first year, has a fixed interest rate of 4.83% with a 5-year term and a 25-year amortization. Proceeds from the mortgage were used to reduce amounts outstanding under the Company's lines of credit, pending future reinvestment in operating properties.

     * As of December 31, 2003 the Company's debt-to-total market capitalization ratio was 41.2% compared to 38.0% as of September 30, 2003. The Company anticipates that the debt-to-total market capitalization will increase to approximately 45% upon reinvestment of the remaining proceeds from the joint ventures and equity issuance completed in 2003.

     * On February 6, 2004, the Company closed a new $170,000,000 line of credit led by Wachovia Bank and syndicated to ten other banks. This line replaces its $135,000,000 line, which was to mature June 2004. The new line affords the Company greater financial flexibility at a lower interest cost.

    Outlook for 2004
    The Company is forecasting FFO per diluted share of $4.30 to $4.50 and earnings per diluted share ("EPS") of $1.82 to $1.92 for 2004. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:


     Guidance for 2004                                              Range
     Fully diluted EPS                                          $1.82 - $1.92
     Plus:  Real estate depreciation and amortization           $2.16 - $2.23
     Plus:  Depreciation on unconsolidated joint ventures       $0.16 - $0.20
     Plus:  Diluted share adjustment for convertible preferred  $0.16 - $0.15

     Fully diluted FFO per share                                $4.30 - $4.50


    The following assumptions were used in making this forecast:
     * Occupancy in the range of 87% to 91%, with average occupancy of 89%;
     * Due to the vacancies discussed earlier, same store net operating income growth in the range of negative 5% to negative 8%;
     * Average interest rate of 3% on short-term, floating rate debt;
     * Purchase of the Capital City Plaza in Atlanta in late March 2004.
     * No additional acquisitions or dispositions of property;
     * No equity offerings or redemptions; and
     * Placement of a fixed rate 6% $25 million mortgage on July 1, 2004.

    Steven G. Rogers, President and Chief Executive Officer stated, "We are encouraged by signs of a strengthening economy which should translate into better lease economics in the future. In the meantime, we are focused on backfilling our vacancies quickly to restore our retention and occupancy to normal levels. We anticipate that these efforts combined with significant investment activity will boost our 2004 profitability. We are making good progress on all aspects of our VALUE2 plan."

    Additional Information
    January 1, 2003 marked the beginning of Parkway's VALUE2 Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.
    Parkway will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 10, 2004, at 10:00 a.m. ET.
The number for the conference call is 800-474-8920. A taped replay of the call can be accessed 24 hours a day through February 20, 2004 by dialing 888-203-1112 and using the pass code of 211059. An audio replay will be archived and indexed in the investor relations section of Parkway's website at www.pky.com . A copy of the Company's 2003 fourth quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "4Q Call" Icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.
    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's fourth quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company's website prior to the start of the conference call.

    About Parkway Properties
    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 59 office properties located in 11 states with an aggregate of approximately 10,683,000 square feet of leasable space as of February 9, 2004. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services.
    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward looking statements.

     FOR FURTHER INFORMATION:
     Steven G. Rogers
      President & Chief Executive Officer
     Marshall A. Loeb
      Chief Financial Officer
     (601) 948-4091


                           PARKWAY PROPERTIES, INC.
                         CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share data)

                                             December 31    December 31
                                                 2003           2002
                                             (Unaudited)
    Assets
    Real estate related investments:
      Office and parking properties            $844,168       $806,000
      Accumulated depreciation                 (115,473)       (99,449)
                                                728,695        706,551

      Land available for sale                     3,528          3,528
      Note receivable from Moore Building
       Associates LP                              5,926          5,996
      Mortgage loans                                861            869
      Investment in unconsolidated joint
       ventures                                  20,026         15,640
                                                759,036        732,584

    Interest, rents receivable and other assets  42,804         29,759
    Cash and cash equivalents                       468          1,594
                                               $802,308       $763,937

    Liabilities
    Notes payable to banks                     $110,075       $141,970
    Mortgage notes payable without recourse     247,190        209,746
    Accounts payable and other liabilities       37,063         35,400
                                                394,328        387,116

    Stockholders' Equity
    8.75% Series A Preferred stock, $.001
     par value, 2,760,000 shares authorized
     and 2,650,000 shares issued and
     outstanding in 2002                              -         66,250
    8.34% Series B Cumulative Convertible
     Preferred stock, $.001 par value,
     2,142,857 shares authorized, 1,942,857
     and 2,142,857 shares issued and outstanding
     in 2003 and 2002, respectively              68,000         75,000
    8.00% Series D Preferred stock, $.001
     par value, 2,400,000 shares authorized,
     issued and outstanding in 2003              57,976              -
    Common stock, $.001 par value, 65,057,143
     shares authorized, 10,808,131 and
     9,385,420 shares issued and outstanding
     in 2003 and 2002, respectively                  11              9
    Common stock held in trust, at cost,
     128,000 shares in 2003                      (4,321)             -
    Additional paid-in capital                  252,695        199,979
    Unearned compensation                        (4,634)             -
    Accumulated other comprehensive loss              -           (170)
    Retained earnings                            38,253         35,753
                                                407,980        376,821
                                               $802,308       $763,937


                           PARKWAY PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share data)

                                                  Three Months Ended
                                                      December 31
                                                   2003         2002
                                               (Unaudited)

    Revenues
    Income from office and parking properties   $35,089      $36,684
    Management company income                       448          346
    Interest on note receivable from
     Moore Building Associates LP                   206          206
    Incentive management fee from Moore
     Building Associates LP                          79           72
    Other income and deferred gains                  48           39
                                                 35,870       37,347

    Expenses
    Office and parking properties:
      Operating expense                          15,754       15,968
      Interest expense:
        Contractual                               3,963        3,989
        Prepayment expenses                           -          815
        Amortization of loan costs                   84           54
      Depreciation and amortization               7,356        6,715
    Operating expense for other real
     estate properties                                6            8
    Interest expense on bank notes:
        Contractual                                 696        1,535
        Amortization of loan costs                  137          174
    Management company expenses                      89           63
    General and administrative                    1,017        1,369
                                                 29,102       30,690

    Income before equity in earnings,
     loss and minority interest                   6,768        6,657
    Equity in earnings of unconsolidated
     joint ventures                                 568          353
    Loss on real estate                               -         (205)
    Impairment loss on office property                        (1,594)
    Minority interest - unit holders                 (1)          (1)

    Net Income                                    7,335        5,210
    Dividends on preferred stock                 (1,200)      (1,449)
    Dividends on convertible preferred stock     (1,418)      (1,564)
    Net income available to common stockholders  $4,717       $2,197

    Net income per common share:
      Basic                                       $0.44        $0.23
      Diluted                                     $0.43        $0.23

    Dividends per common share                    $0.65        $0.65

    Weighted average shares outstanding:
      Basic                                      10,795        9,376
      Diluted                                    11,030        9,520


                           PARKWAY PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share data)

                                              Twelve Months Ended
                                                   December 31
                                                 2003        2002
                                             (Unaudited)

    Revenues
    Income from office and parking properties $142,196    $152,442
    Management company income                    2,136       1,197
    Interest on note receivable from
     Moore Building Associates LP                  819         895
    Incentive management fee from Moore
     Building Associates LP                        300         325
    Other income and deferred gains                599         401
                                               146,050     155,260

    Expenses
    Office and parking properties:
      Operating expense                         63,362      65,942
      Interest expense:
        Contractual                             16,026      18,766
        Prepayment expenses                          -         833
        Amortization of loan costs                 293         240
      Depreciation and amortization             28,030      27,412
    Operating expense for other real
     estate properties                              37          34
    Interest expense on bank notes:
        Contractual                              2,834       6,055
        Amortization of loan costs                 565         592
    Management company expenses                    391         416
    General and administrative                   4,201       5,029
                                               115,739     125,319

    Income before equity in earnings,
     gain (loss), minority interest and
     discontinued operations                    30,311      29,941
    Equity in earnings of unconsolidated
     joint ventures                              2,212         824
    Gain (loss) on sale of joint venture
     interests and real estate                  10,661        (474)
    Impairment loss on office property               -      (1,594)
    Minority interest - unit holders                (3)         (2)
    Income from continuing operations           43,181      28,695
    Discontinued operations:
       Income from discontinued operations           -          47
       Gain on sale of real estate from
        discontinued operations                      -         770
    Net Income                                  43,181      29,512
    Original issue costs associated with
     redemption of preferred stock              (2,619)          -
    Dividends on preferred stock                (5,352)     (5,797)
    Dividends on convertible preferred stock    (6,091)     (6,257)
    Net income available to common
     stockholders                              $29,119     $17,458

    Net income per common share:
      Basic                                      $2.85       $1.87
      Diluted                                    $2.79       $1.84

    Dividends per common share                   $2.60       $2.56

    Weighted average shares outstanding:
      Basic                                     10,224       9,312
      Diluted                                   10,453       9,480

    In accordance with SFAS 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections", effective for fiscal years beginning after May 15, 2002, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods shall be reclassified. All such amounts recognized by Parkway have been reclassified to "Interest expense - prepayment expenses".


                           PARKWAY PROPERTIES, INC.
          FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                    (In thousands, except per share data)

                                  Three Months Ended      Twelve Months Ended
                                      December 31             December 31
                                    2003      2002          2003       2002
                                      (Unaudited)             (Unaudited)

    Net Income                    $7,335     $5,210       $43,181    $29,512

    Adjustments to Net Income:
    Preferred Dividends           (1,200)    (1,449)       (5,352)    (5,797)
    Convertible Preferred
     Dividends                    (1,418)    (1,564)       (6,091)    (6,257)
    Original Issue Costs
     - Redemption of
     Preferred Stock (2)               -          -        (2,619)         -
    Depreciation and Amortization  7,356      6,715        28,030     27,412
    Depreciation and Amortization
     - Discontinued Operations         -          -             -         22
    Adjustments for Unconsolidated
     Joint Ventures                  556        366         2,030        861
    Amortization of Deferred Gains   (18)        (4)          (26)       (11)
    Minority Interest
     - Unit Holders                    1          1             3          2
    Gain on Sale of Joint Venture
     Interests and Real Estate         -          -       (10,299)      (501)
    Funds From Operations Applicable
     to Common Shareholders (1)  $12,612     $9,275       $48,857    $45,243
                                               (3)                     (3)
    Funds Available for
     Distribution (1)
    Funds From Operations
     Applicable to Common
     Shareholders                $12,612     $9,275       $48,857    $45,243
    Add (Deduct) :
    Adjustments for Unconsolidated
     Joint Ventures                 (316)      (403)       (2,147)      (881)
    Straight-line Rents              233       (543)       (1,385)    (2,229)
    Amortization of Above/Below
     Market Leases                   (29)         -           (29)         -
    Amortization of Restricted
     Stock Grants                    194        548           694      2,190
    Capital Expenditures:
      Building Improvements         (960)      (692)       (4,606)    (2,729)
      Tenant Improvements
       - New Leases                 (740)    (1,515)       (3,881)    (6,251)
      Tenant Improvements
       - Renewal Leases           (1,718)    (1,433)       (4,869)    (3,979)
      Leasing Costs
       - New Leases                 (334)      (445)       (1,002)    (3,305)
      Leasing Costs
       - Renewal Leases             (237)      (174)       (1,378)    (1,445)
    Funds Available for
     Distribution (1)             $8,705     $4,618       $30,254    $26,614

    Diluted Per Common
     Share/Unit Information (**)
    FFO per share                  $1.08      $0.93         $4.38      $4.43
    Dividends paid                 $0.65      $0.65         $2.60      $2.56
    Dividend payout ratio for FFO 60.11%     69.95%        59.33%     57.78%
    Weighted average shares/units
     outstanding                  12,974     11,664        12,539     11,624

    Other Supplemental Information
    Upgrades on Acquisitions      $2,454       $750        $6,463     $2,354
    Gain (Loss) on Land               $-      $(205)         $362      $(205)
    Impairment Loss on
     Office Property                  $-    $(1,594)           $-    $(1,594)

    **Information for
     Diluted Computations:
    Convertible Preferred
     Dividends                    $1,418     $1,564        $6,091     $6,257
    Basic Common Shares/Units
     Outstanding                  10,797      9,378        10,225      9,313
    Convertible Preferred
     Shares Outstanding            1,943      2,143         2,085      2,143
    Dilutive Effect of Stock
     Options and Warrants            235        144           229        168

    (1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs.
    Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
    There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO increased by amortization of restricted stock grants and reduced by straight line rents, non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

    (2) In accordance with the FASB EITF Topic D-42 "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock," the difference between the redemption value and carrying value attributable to issuance costs of the preferred shares that were redeemed must be treated as a preferred dividend and deducted from net income available to common shareholders. Accordingly, the amount treated as a preferred dividend must be deducted from FFO applicable to common shareholders. Therefore, FFO applicable to common shareholders for the twelve months ending December 31, 2003 has been reduced by original issue costs of $2,619,000 or $.21 per diluted share associated with the redemption of Series A Preferred Stock which occurred during the second quarter of 2003. The Series A Preferred Stock was originally issued in April of 1998.

    (3) In the 4th quarter of 2002, Parkway recorded an impairment loss on land of $205,000 and an impairment loss on an office property of $1,594,000. Consistent with NAREIT's current definition of FFO, Parkway excluded the impairment loss on the office property from FFO and included the impairment loss on land in FFO. In October, 2003, the SEC staff shared with NAREIT its position that all impairment write-downs must be included in FFO for all periods included in future filings. Therefore, FFO per diluted share for the three months and twelve months ended December 31, 2002 has been reduced by the impairment loss on the office property in the amount of $1,594,000 ($.14 per diluted share). Additionally, in accordance with SFAS 145, effective for fiscal years beginning after May 15, 2002, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods shall be reclassified. The amounts recognized by Parkway for the three months ($815,000 or $.07 per diluted share) and the twelve months ($833,000 or $.07 per diluted share) ended December 31, 2002 have been reclassified to "Interest expense - prepayment expenses" and included in FFO. Considering the items discussed above, FFO per diluted share as originally reported of $1.14 and $4.64 for the three months and twelve months ended December 31, 2002, respectively, has been revised to $.93 and $4.43 for the same periods.


                           PARKWAY PROPERTIES, INC.
                  CALCULATION OF EBITDA AND COVERAGE RATIOS
   FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002
                                (In thousands)

                                             Three Months     Twelve Months
                                                Ended             Ended
                                              December 31       December 31
                                             2003     2002     2003     2002
                                              (Unaudited)       (Unaudited)

    Net Income                              $7,335   $5,210  $43,181  $29,512

    Adjustments to Net Income:
    Interest Expense                         4,659    5,524   18,860   24,821
    Amortization of Financing Costs            221      228      858      832
    Prepayment Expenses - Early
     Extinguishment of Debt                      -      815        -      833
    Depreciation and Amortization            7,356    6,715   28,030   27,434
    Amortization of Deferred Compensation      194      548      694    2,190
    (Gain) Loss on Sale of Joint Venture
     Interests and Real Estate                   -      205  (10,661)    (296)
    Impairment Loss on Office Property           -    1,594        -    1,594
    Tax Expenses                              (127)     (65)       5      (23)
    EBITDA Adjustments - Unconsolidated
     Joint Ventures                          1,433    1,078    5,455    2,550

    EBITDA (1)                             $21,071  $21,852  $86,422  $89,447

    Interest Coverage Ratio:
    EBITDA                                 $21,071  $21,852  $86,422  $89,447

    Interest Expense:
      Interest Expense                      $4,659   $5,524  $18,860  $24,821
      Interest Expense -
       Unconsolidated
       Joint Ventures                          717      570    2,796    1,353
    Total Interest Expense                  $5,376   $6,094  $21,656  $26,174

    Interest Coverage Ratio                   3.92     3.59     3.99     3.42

    Fixed Charge Coverage Ratio:
    EBITDA                                 $21,071  $21,852  $86,422  $89,447

    Fixed Charges:
        Interest Expense                    $5,376   $6,094  $21,656  $26,174
        Preferred Dividends                  2,618    3,013   11,443   12,054
        Preferred Distributions
         - Unconsolidated Joint Ventures       123      133      499      314
        Principal Payments (Excluding Early
         Extinguishment of Debt)             2,687    2,746   11,005   10,965
        Principal Payments - Unconsolidated
         Joint Ventures                        150      133      573      320
    Total Fixed Charges                    $10,954  $12,119  $45,176  $49,827

    Fixed Charge Coverage Ratio               1.92     1.80     1.91     1.80

    (1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Company's ability to service debt and pay cash distributions. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.


                           PARKWAY PROPERTIES, INC.
           NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002
               (In thousands, except number of properties data)

                                                  Net Operating
                                                      Income        Occupancy
                     Number of   Percentage of
                     Properties  Portfolio (1)     2003    2002    2003   2002

    Same store
     properties (2)     50           86.34%     $16,693 $18,243   86.6%  92.2%
    2003 Acquisitions    4           13.85%       2,678       -   90.8%   N/A
    Assets sold          -           -0.19%         (36)  2,473    N/A    N/A
    Net Operating Income
     from Office
     and Parking
     Properties         54          100.00%     $19,335 $20,716


    (1) Percentage of portfolio based on 2003 net operating income.

    (2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended December 31, 2003 and 2002. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets.  The following table is a reconciliation of net income to
SSNOI:

                                       Three Months Ended  Twelve Months Ended
                                               December 31       December 31
                                              2003     2002     2003     2002

    Net income                              $7,335   $5,210  $43,181  $29,512
    Add (Deduct):
    Interest expense                         4,880    6,567   19,718   26,486
    Depreciation and amortization            7,356    6,715   28,030   27,412
    Operating expense for other real
     estate properties                           6        8       37       34
    Management company expenses                 89       63      391      416
    General and administrative expenses      1,017    1,369    4,201    5,029
    (Gain) loss on sale of joint venture
     interests and real estate                   -      205  (10,661)     474
    Impairment loss on office property           -    1,594        -    1,594
    Minority interest - unit holders             1        1        3        2
    Income from discontinued operations          -        -        -      (47)
    Gain on sale of real estate from
     discontinued operations                     -        -        -     (770)
    Management company income                 (448)    (346)  (2,136)  (1,197)
    Interest income                           (206)    (206)    (819)    (895)
    Incentive management fee income            (79)     (72)    (300)    (325)
    Equity in earnings of unconsolidated
     joint ventures                           (568)    (353)  (2,212)    (824)
    Other income and deferred gains            (48)     (39)    (599)    (401)

    Net operating income from office and
     parking properties                     19,335   20,716   78,834   86,500

    Less:  Net operating income from non
     same store properties                  (2,642)  (2,473)  (8,927) (14,485)

    Same Store net operating income        $16,693  $18,243  $69,907  $72,015

SOURCE  Parkway Properties, Inc.
    -0-                             02/09/2004
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or Marshall A. Loeb, Chief Financial Officer of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call: http://www.prnewswire.com/comp/103115.html / /Web site: http://www.pky.com /
    (PKY)

CO:  Parkway Properties, Inc.
ST:  Mississippi, Texas, Illinois
IN:  RLT CST
SU:  ERN ERP CCA MAV DIV